UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 19, 2018
Spark Energy, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-36559	46-5453215
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

12140 Wickchester Ln, Ste 100
Houston, Texas 77079
(Address of Principal Executive Offices)
(Zip Code)
(713) 600-2600
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 1.01 Entry into a Material Definitive Agreement.

On October 19, 2018, Spark Energy, Inc.’s wholly–owned subsidiary Spark HoldCo, LLC (“HoldCo”) entered into an Asset Purchase Agreement (the “Purchase Agreement”) with Starion Energy Inc. (“Starion Energy”), Starion Energy NY Inc. (“Starion NY”), and Starion Energy PA Inc. (“Starion PA”) (collectively, Starion Energy, Starion NY and Starion PA, “Starion”) and certain of Starion’s shareholders (the “Shareholders”) (the Shareholders and Starion, the “Seller”), to purchase a portfolio of approximately 60,000 residential RCEs in six (6) states in the New England, Mid-Atlantic and Midwest regions. We expect customers to begin transferring to Spark brands as early as November 2018. The aggregate purchase price to be paid by HoldCo to Starion under the Purchase Agreement is up to $10.7 million depending on the actual number of customers transferred and that remain on flow for thirty (30) days from the date of transfer. Simultaneously upon execution of the Purchase Agreement, HoldCo, Starion, on behalf of itself and its affiliates, and the escrow agent entered into an Escrow Agreement, whereby HoldCo deposited the total amount of the purchase price from cash-on hand into escrow for the benefit of Starion. The release of the purchase price from escrow on a per-RCE basis to Starion will be in accordance with the terms and conditions in the Purchase Agreement. In addition to the Purchase Agreement, a Non-Solicitation Agreement was also entered into between HoldCo, Starion and the Shareholders, effective October 19, 2018, where for a period of five (5) years following the last purchase price payment released to Starion, Seller agreed that they will not solicit or attempt to cancel, renew or terminate any customer or customer contract purchased by HoldCo under the Purchase Agreement. Further, the Non-Solicitation Agreement provides for a reimbursement obligation in the event Seller solicits any such customers or customer contracts. Also executed simultaneously with the Purchase Agreement, HoldCo and Starion have entered into a Right of First Offer Agreement (“ROFO”), which provides that HoldCo will be given an advance 30-day notice period to make an exclusive offer on any subsequent sale of customer contracts by Starion to a non-affiliate, for a period of three (3) years. The Purchase Agreement includes standard representations and warranties from all parties and indemnifications for breaches of such representations by HoldCo on the one hand and by Starion and the Seller on the other hand. The Purchase Agreement also provided for $1.0 million of the aggregate purchase price paid by HoldCo to continue to be held in escrow for one (1) year following the last purchase price payment released from escrow to Starion, as security for any breach of the Non-Solicitation Agreement by Seller and to cover Starion’s indemnity obligations. The foregoing description of the Purchase Agreement is qualified by reference to the full text of the Purchase Agreement, which is attached hereto as Exhibit 2.1 and incorporated by reference into this Item 1.01.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
2.1#	Asset Purchase Agreement by and between Spark HoldCo, LLC and Starion Energy Inc., Starion Energy NY Inc. and Starion Energy PA Inc., dated October 19, 2018
99.1	Press Release of Spark Energy, Inc., dated October 22, 2018

#	The Registrant agrees to furnish supplementary a copy of any schedules and exhibits to the Commission upon request.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 25, 2018	SPARK ENERGY, INC.

	By:	/s/ Gil Melman
	Name:	Gil Melman
	Title:	Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Description
2.1#	Asset Purchase Agreement by and between Spark HoldCo, LLC and Starion Energy Inc., Starion Energy NY Inc. and Starion Energy PA Inc., dated October 19, 2018
99.1	Press Release of Spark Energy, Inc., dated October 22, 2018

#	The Registrant agrees to furnish supplementary a copy of any schedules and exhibits to the Commission upon request.